                                                                    EXHIBIT 4.25



THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS (i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. HOLDERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.


Warrant to Purchase
7,674,853 shares                                             Warrant Number LV-2

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            PATRIOT SCIENTIFIC CORP.

        THIS CERTIFIES that LINCOLN VENTURES, LLC or any subsequent holder hereof ("Holder") has the right to purchase from Patriot Scientific Corp., a Delaware corporation (the "Company"), up to 7,674,853 fully paid and nonassessable shares, of the Company's common stock, $0.00001 par value per share ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (defined below) and ending at 5:00 p.m., New York, New York time, on the date that is five (5) years after the Date of Issuance (the "Exercise Period").

        Holder agrees with the Company that this Warrant to Purchase Common Stock of the Company (this "Warrant" or this "Agreement") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

        1. Date of Issuance and Term.

        This Warrant shall be deemed to be issued on June 10, 2002 ("Date of Issuance"). The term of this Warrant is five (5) years from the Date of Issuance.

        Notwithstanding anything to the contrary herein, the applicable portion of this Warrant shall not be exercisable during any time that, and only to the extent that, the number of shares of Common Stock to be issued to Holder upon such exercise, when added to the number of shares of Common Stock, if any, that the

Holder otherwise beneficially owns (outside of this Warrant, and not including any other warrants having a provision substantially similar to this paragraph) at the time of such exercise, would exceed 4.99% of the number of shares of Common Stock then outstanding, as determined in accordance with Section 13(d) of the Exchange Act (the "4.99% Limitation"). The 4.99% Limitation shall be conclusively satisfied if the applicable Exercise Notice includes a signed representation by the Holder that the issuance of the shares in such Exercise Notice will not violate the 4.99% Limitation, and the Company shall not be entitled to require additional documentation of such satisfaction.

        Notwithstanding the above, in the event that the Company receives any tender offer or any offer to enter into a merger with another entity whereby the Company shall not be the surviving entity (an "Offer"), then "4.99%" shall be automatically revised immediately after such offer to read "9.99%" each place it occurs in this Section 1. Notwithstanding the above, Holder shall retain the option to either exercise or not exercise its option(s) to acquire Common Stock pursuant to the terms hereof after an Offer, and, in the event of a cash exercise following a tender offer, the Exercise Price per share that would otherwise be due shall instead be offset against the tender price per share to be received by the Holder, provided, however, that in the event a tender offer is not completed, Holder shall promptly pay to the Company the Exercise Price that would have been due at the time the Warrant was exercised.

        2. Exercise.

        (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby (the "Warrant Shares") upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company, Patriot Scientific Corporation, Attn: Lowell W. Giffhorn, CFO; 10989 Via Frontera, San Diego, CA 92127; Telephone: (619) 674-5000, Facsimile:
(619) 674-5005 or at such other office or agency as the Company may designate in writing, by overnight mail, with an advance copy of the Exercise Form sent to the Company and its Transfer Agent by facsimile (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

        (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date that the advance copy of the completed and executed Exercise Form is sent by facsimile to the Company, provided that the original Warrant and Exercise Form are received by the Company as soon as practicable thereafter. Alternatively, the Date of Exercise shall be defined as the date the original Exercise Form is received by the Company, if Holder has not sent advance notice by facsimile. The Company shall not be required to deliver the shares of Common Stock to the Holder until the requirements of Section 2(a) above are satisfied.

        (c) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practical after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

        (d) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

        3. Payment of Warrant Exercise Price.

                  The Exercise Price ("Exercise Price") shall initially equal $0.08616 per share (the "Initial Exercise Price") or, if the Date of Exercise is more than six (6) months after the Date of Issuance, the lesser of (i) the Initial Exercise Price or (ii) the "Lowest Reset Price," as that term is defined below. The Company shall calculate a "Reset Price" on each six-month anniversary date of the Date of Issuance which shall equal the Market Price (as defined below) on such six-month anniversary date of the Date of Issuance. The "Lowest Reset Price" shall equal the lowest Reset Price determined on any six-month anniversary date of the Date of Issuance preceding the Date of Exercise, taking into account, as appropriate, any adjustments made pursuant to Section 5 hereof.

        Payment of the Exercise Price may be made by either of the following, or a combination thereof, at the election of Holder:

        (i) Cash Exercise: cash, bank or cashiers check or wire transfer; or

        (ii) Cashless Exercise: surrender of this Warrant at the principal office of the Company together with notice of cashless election, in which event the Company shall issue Holder a number of shares of Common Stock computed using the following formula:

                                  X = Y (A-B)/A

where:  X = the number of shares of Common Stock to be issued to Holder.

        Y = the number of shares of Common Stock for which this Warrant is being exercised.

                  A = the Market Price of one (1) share of Common Stock (for purposes of this Section 3(ii), where "MARKET PRICE," as of any date, means the Volume Weighted Average Price (as defined herein) of the Company's Common Stock during the ten (10) consecutive trading day period immediately preceding the date in question.

        As used herein, the "VOLUME WEIGHTED AVERAGE PRICE" for any security as of any date means the volume weighted average sale price on the Over the Counter Electronic Bulletin Board (the "OTC-BB") as reported by, or based upon data reported by, Bloomberg Financial Markets or an equivalent, reliable reporting service mutually acceptable to and hereafter designated by holders of a majority in interest of the Warrants and the Company ("BLOOMBERG") or, if the OTC-BB is not the principal trading market for such security, the volume weighted average sale price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or, if no volume weighted average sale price is reported for such security, then the last closing trade price of such security as reported by Bloomberg, or, if no last closing trade price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security that are listed in the "pink sheets" by the National Quotation Bureau, Inc. If the Volume Weighted Average Price cannot be calculated for such security on such date in the manner provided above, the volume weighted average price shall be the fair market value as mutually determined by the Company and the holders of a majority in interest of the Warrants being exercised for which the calculation of the volume weighted average price is required in order to determine the Exercise Price of such Warrants. "TRADING DAY" shall mean any day on which the Common Sock is traded for any period on the OTC-BB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

               B = the Exercise Price.

        For purposes of Rule 144 and sub-section (d)(3)(ii) thereof, it is intended, understood and acknowledged that the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have been acquired at the time this Warrant was issued. Moreover, it is intended, understood and acknowledged that the holding period for the Common Stock issuable upon exercise of this Warrant in a cashless exercise transaction shall be deemed to have commenced on the date this Warrant was issued.

        4. Transfer and Registration.

        (a) Transfer Rights. Subject to the provisions of Section 8 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

        (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant has registration rights pursuant to that certain Registration Rights Agreements between the Company and Lincoln Ventures, LLC dated April 23, 2002.

        5. Anti-Dilution Adjustments.

        (a) Stock Dividend. If the Company shall at any time declare a dividend payable in shares of Common Stock, then Holder, upon Exercise of this Warrant after the record date for the determination of holders of Common Stock entitled to receive such dividend, shall be entitled to receive upon Exercise of this Warrant, in addition to the number of shares of Common Stock as to which this Warrant is exercised, such additional shares of Common Stock as such Holder would have received had this Warrant been exercised immediately prior to such record date and the Exercise Price will be proportionately adjusted.

        (b) Recapitalization or Reclassification. If the Company shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of shares of Common Stock which Holder shall be entitled to purchase upon Exercise of this Warrant shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction, and the Exercise Price shall be, in the case of an increase in the number of shares, proportionally decreased and, in the case of decrease in the number of shares, proportionally increased. The Company shall give Holder the same notice it provides to holders of Common Stock of any transaction described in this Section 5(b).

        (c) Distributions. If the Company shall at any time distribute for no consideration to holders of Common Stock cash, evidences of indebtedness or other securities or assets (other than cash dividends or distributions payable out of earned surplus or net profits for the current or preceding years) then, in any such case, Holder shall be entitled to receive, upon Exercise of this Warrant, with respect to each share of Common Stock issuable upon such exercise, the amount of cash or evidences of indebtedness or other securities or assets which Holder would have been entitled to receive with respect to each such share of Common Stock as a result of the happening of such event had this Warrant been exercised immediately prior to the record date or other date fixing shareholders to be affected by such event (the "Determination Date").

        (d) Notice of Consolidation or Merger. In the event of a merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities or other assets of the Company or another entity or there is a sale of all or substantially all the Company's assets (a "Corporate Change"), then this Warrant shall be exercisable into such class and type of securities or other assets as Holder would have received had Holder exercised this Warrant immediately prior to such Corporate Change; provided, however, that Company may not affect any Corporate Change unless it first shall have given thirty (30) days notice to Holder hereof of any Corporate Change.

        (e) Exercise Price Adjusted. As used in this Warrant, the term "Exercise Price" shall mean the purchase price per share specified in Section 3 of this Warrant, until the occurrence of an event stated in subsection (a), (b) or (c) of this Section 5, and thereafter shall mean said price as adjusted from time to time in accordance with the provisions of said subsection. No such adjustment under this Section 5 shall be made unless such adjustment would change the Exercise Price at the time by $.01 or more; provided, however, that all adjustments not so made shall be deferred and made when the aggregate thereof would change the Exercise Price at the time by $.01 or more. No adjustment made pursuant to any provision of this Section 5 shall have the net effect of increasing the Exercise Price in relation to the split adjusted and distribution adjusted price of the Common Stock. The number of shares of Common Stock subject hereto shall increase proportionately with each decrease in the Exercise Price.

        (f) Adjustments: Additional Shares, Securities or Assets. In the event that at any time, as a result of an adjustment made pursuant to this Section 5, Holder shall, upon Exercise of this Warrant, become entitled to receive shares and/or other securities or assets (other than Common Stock) then, wherever appropriate, all references herein to shares of Common Stock shall be deemed to refer to and include such shares and/or other securities or assets; and thereafter the number of such shares and/or other securities or assets shall be subject to adjustment from time to time in a manner and upon terms as nearly equivalent as practicable to the provisions of this Section 5.

        6. Fractional Interests.

        No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon exercise shall be the next higher number of shares.

        7. Reservation of Shares.

        The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. If at any time the number of shares of Common Stock authorized and reserved for issuance is below the number of shares sufficient for the Exercise of this Warrant and payment of the Exercise Price (based on the Exercise Price in effect from time to time), the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of stockholders to authorize additional shares to meet the Company's obligations under this Section 7, in the case of an insufficient number of authorized shares, and using its best efforts to obtain stockholder approval of an increase in such authorized number of shares. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

        8. Restrictions on Transfer.

        (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Act and applicable state laws.

        (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten
(10) days, and shall deliver to the assignee(s) designated by Holder a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

        9. Benefits of this Warrant.

        Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

        10. Arbitration; Governing Law.

        This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws. Any controversy or claim arising out of or related to the this Agreement or the breach thereof, shall be settled by binding arbitration in New York, New York in accordance with the Expedited Procedures (Rules 53-57) of the Commercial Arbitration Rules of the American Arbitration Association ("AAA"). A proceeding shall be commenced upon written demand by Company or any Lender to the other. The arbitrator(s) shall enter a judgment by default against any party, which fails or refuses to appear in any properly noticed arbitration proceeding. The proceeding shall be conducted by one (1) arbitrator, unless the amount alleged to be in dispute exceeds two hundred fifty thousand dollars ($250,000), in which case three (3) arbitrators shall preside. The arbitrator(s) will be chosen by the parties from a list provided by the AAA, and if they are unable to agree within ten (10) days, the AAA shall select the arbitrator(s). The arbitrators must be experts in securities law and financial transactions. The arbitrators shall assess costs and expenses of the arbitration, including all attorneys' and experts' fees, as the arbitrators believe is appropriate in light of the merits of the parties' respective positions in the issues in dispute. Each party submits irrevocably to the jurisdiction of any state court sitting in New York, New York or to the United States District Court sitting in New York for purposes of enforcement of any discovery order, judgment or award in connection with such arbitration. The award of the arbitrator(s) shall be final and binding upon the parties and may be enforced in any court having jurisdiction. The arbitration shall be held in such place as set by the arbitrator(s) in accordance with Rule 55. With respect to any arbitration proceeding in accordance with this section, the prevailing party's reasonable attorney's fees and expenses shall be borne by the non-prevailing party.

        Although the parties, as expressed above, agree that all claims, including claims that are equitable in nature, for example specific performance, shall initially be prosecuted in the binding arbitration procedure outlined above, if the arbitration panel dismisses or otherwise fails to entertain any or all of the equitable claims asserted by reason of the fact that it lacks jurisdiction, power and/or authority to consider such claims and/or direct the remedy requested, then, in only that event, will the parties have the right to initiate litigation respecting such equitable claims or remedies. The forum for such equitable relief shall be in either a state or federal court sitting in New York, New York. Each party waives any right to a trial by jury, assuming such right exists in an equitable proceeding, and irrevocably submits to the jurisdiction of said New York court. New York law shall govern both the proceeding as well as the interpretation and construction of this Agreement and the transaction as a whole.

        11. Loss of Warrant.

        Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

        12. Notice or Demands.

        Notices or demands pursuant to this Warrant to be given or made by Holder to or on the Company shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, until another address is designated in writing by the Company, to the address set forth in Section 2(a) above. Notices or demands pursuant to this Warrant to be given or made by the Company to or on Holder shall be sufficiently given or made if sent by certified or registered mail, return receipt requested, postage prepaid, and addressed, to the address of Holder set forth in the Company's records, until another address is designated in writing by Holder.

        IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the 10th day of June, 2002.


                                     PATRIOT SCIENTIFIC CORP.


                                     By:     /S/ LOWELL W. GIFFHORN
                                         ---------------------------------------
                                     Lowell W. Giffhorn, Chief Financial Officer

                                    EXHIBIT A

                            EXERCISE FORM FOR WARRANT

                          TO: PATRIOT SCIENTIFIC CORP.

        The undersigned hereby irrevocably exercises the right to purchase ____________ of the shares of Common Stock (the "Common Stock") of Patriot Scientific Corp., a Delaware corporation (the "Company"), evidenced by the attached warrant (the "Warrant"), and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 8(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:


--------------------------------------------------------------------------------
                                    Signature


--------------------------------------------------------------------------------
                                   Print Name


--------------------------------------------------------------------------------
                                     Address

--------------------------------------------------------------------------------

NOTICE

The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.


--------------------------------------------------------------------------------

                                    EXHIBIT B

                                   ASSIGNMENT

                    (To be executed by the registered holder
                        desiring to transfer the Warrant)

FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below named the right to purchase _______ shares of the Common Stock of Patriot Scientific Corp., evidenced by the attached Warrant and does hereby irrevocably constitute and appoint _______________________ attorney to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.

Dated:
      ------------                           -----------------------------------
                                             Signature


Fill in for new registration of Warrant:


-----------------------------------------
               Name

-----------------------------------------
               Address

-----------------------------------------
Please print name and address of assignee
(including zip code number)


-----------------------------------------------------------------------

NOTICE

The signature to the foregoing Assignment must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.